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                                  EXHIBIT 8.1

                              Troutman Sanders LLP
                              600 Peachtree Street
                               Atlanta, GA 30308
                                  404-885-3000

                                January 27, 1998

Zale Corporation
Zale Delaware, Inc.
901 W. Walnut Hill Lane
Irving, Texas 75038-1003

        Re:   Zale Corporation
              Certain Federal Income Tax Considerations

Gentlemen:

        We have acted as special tax counsel to Zale Corporation (the "Company") and Zale Delaware, Inc. ("ZDel" or the "Guarantor") in connection with the preparation of a Registration Statement on Form S-4, as amended (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the proposed offer to exchange up to $100,000,000 aggregate principal amount of the Company's 8 1/2% Exchange Notes due 2007 (the "Exchange Notes") for a like principal amount of its outstanding 8 1/2% Senior Notes due 2007 (the "Original Notes"), of which $100,000,000 aggregate principal amount are issued and outstanding. The Exchange Notes will be guaranteed by ZDel with respect to the payment of distributions and payments upon liquidation, redemption and otherwise to the extent set forth in the Prospectus (the "Prospectus") filed as part of the Registration Statement.

        We have reviewed copies of the Registration Statement and the Prospectus and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

        Based on the foregoing, we are of the opinion that if the offer and sale of the Exchange Notes are conducted in the manner described in the Prospectus and if the terms of the Exchange Notes are as contemplated by the Prospectus, then the exchange of Original Notes for Exchange Notes pursuant to the Exchange Offer should not constitute a significant modification of the terms of the Original Notes and, therefore, such exchange should not constitute an exchange for federal income tax purposes and should have no federal income tax consequences to holders of the Original Notes.

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Zale Corporation
Zale Delaware, Inc.
January 8, 1997
Page 2

        We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                       Very truly yours,



                                       /s/ Troutman Sanders LLP

                                       TROUTMAN SANDERS LLP